Exhibit 99.1

Ameresco Reports Second Quarter 2025 Financial Results

Ameresco Delivered Strong Q2 Results
Total Revenue and Adj. EBITDA Growth of 8% and 24%, Respectively
Energy Infrastructure Opportunities Drive Total Project Backlog Above $5 billion
Reiterates 2025 Guidance

Second Quarter 2025 Financial Highlights:
•Revenues of $472.3 million
•Net income attributable to common shareholders of $12.9 million
•GAAP EPS of $0.24
•Non-GAAP EPS of $0.27
•Adjusted EBITDA of $56.1 million

FRAMINGHAM, MA – August 4, 2025 – Ameresco, Inc. (NYSE:AMRC), a leading energy solutions provider dedicated to helping customers navigate the energy transition, today announced financial results for the second quarter ended June 30, 2025. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.

CEO George Sakellaris commented, “This was another strong quarter for Ameresco as the team continued its excellent execution across our broad operating footprint. Revenue growth of 8% exceeded our expectations, particularly considering the strong first quarter results during which we executed on projects worth approximately $30 million faster than anticipated. Second quarter revenue performance reflected strength across our business lines and was driven by continued growth in Europe and our Energy Asset business. Adjusted EBITDA increased 24%, demonstrating the significant operating leverage we believe is inherent in our Company’s unique business model, while Non-GAAP EPS was $0.17 higher from a year ago. In the second quarter, we also continued to further strengthen our foundation for future profitable growth with successful business development activities. The Company added over $550.0 million of new project awards during the quarter. Total Project Backlog stands at a record of $5.1 billion, with Energy Infrastructure and resiliency projects accounting for almost half.

“Rapidly increasing demand for electricity, rising utility rates and growing grid instability continue to drive tremendous interest and demand for our broad portfolio of Energy Infrastructure solutions. Our diverse portfolio of solutions includes natural gas-powered engines, co-gen equipment, hydroelectric power, other power generation technologies, as well as renewables, BESS and microgrid offerings. And to ensure we are active participants in the evolving Small Modular Reactor, or SMR market, we recently added a seasoned executive to lead the development of our Nuclear Partner Program. Our significant growth in Europe furthered our ongoing geographic diversification. To support this growth, we hired a key executive in Continental Europe. We believe this diversification and our continued investments in executive talent and leading-edge technologies allow us to thrive,” Mr. Sakellaris concluded.

Second Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in millions)	Q2 2025			Q2 2024
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net (Loss) Income (1)	Adj. EBITDA
Projects	$358.1	$4.9	$16.3	$330.8	($2.5)	$7.1
Energy Assets	$62.9	$3.4	$33.8	$53.4	$2.9	$31.2
O&M	$28.0	$2.6	$3.4	$26.2	$3.1	$3.9
Other	$23.3	$1.9	$2.6	$27.6	$1.5	$2.9
Total (2)	$472.3	$12.9	$56.1	$438.0	$5.0	$45.1

(1) Net Income represents net income attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

Total revenue of $472.3 million increased 8%. Continued growth in Europe combined with our focus on project execution and the conversion of our backlog drove solid growth of 8% in our Projects revenue to $358.1 million. Energy Asset revenue grew 18% to $62.9 million, continuing to benefit from the cumulative impact of long-term contracts associated with our growing portfolio of operating Energy Assets. O&M revenue increased 7%, and Other revenue of $23.3 million was lower due to the sale of AEG at the end of 2024. Gross margin of 15.5% was in line with expectations. Net income attributable to common shareholders was $12.9 million with EPS and Non-GAAP EPS of $0.24 and $0.27, respectively. Q2 net income and EPS were positively impacted by $4.3 million in non-cash, mark-to-market gains on certain unhedged derivatives, and $3.0 million of fx translation gains. Adjusted EBITDA increased 24% to $56.1 million.

Project and Asset Highlights

($ in millions)	At June 30, 2025
Awarded Project Backlog (1)	$2,689
Contracted Project Backlog	$2,415
Total Project Backlog	$5,104
12-month Contracted Backlog (2)	$1,219

O&M Revenue Backlog	$1,346
12-month O&M Backlog	$101
Energy Asset Visibility (3)	$3,317
Total Revenue Visibility	$9,767
Operating Energy Assets	749 MWe
Ameresco's Net Assets in Development (4)	615 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(4) Net MWe capacity includes only our share of any jointly owned assets

•Ameresco brought 7 MWe of Energy Assets into operation

Balance Sheet and Cash Flow Metrics

($ in millions)	June 30, 2025
Total Corporate Debt (1)	$294.1
Corporate Debt Leverage Ratio (2)	3.4X

Total Energy Asset Debt (3)	$1,502.6
Non-Core Debt, International JVs (4)	$25.8
Energy Asset Book Value (5)	$2,041.3
Energy Debt Advance Rate (6)	74%

Q2 Cash Flows from Operating Activities	$(26.9)
Plus: Q2 proceeds from Sales of ITC	$70.8
Plus: Q2 Proceeds from Federal ESPC Projects	$5.7
Equals: Q2 Adjusted Cash from Operations	$49.6

8-quarter rolling average Cash Flows from Operating Activities	$3.3
Plus: 8-quarter rolling average Proceeds from Sales of ITC	$8.8
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$34.7
Equals: 8-quarter rolling average Adjusted Cash from Operations	$46.9

(1) Subordinated debt, term loans, and drawn amounts on the revolving line of credit, net of debt discount and issuance costs
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Non-Core Debt associated with our international joint ventures, net of $58K unamortized debt discount
(5) Book Value of our Energy Assets in operations and in-construction and development
(6) Total Energy Asset Debt divided by Energy Asset Book Value

The Company ended the quarter with $81.6 million in unrestricted cash with total corporate debt including our subordinated debt, term loans and drawn amounts on our revolving line of credit increasing to $294.1 million. Corporate debt increased in order to support our working capital needs given the continued growth of our business. During the quarter the Company successfully executed approximately $175.0 million in project financing commitments and the sale of over $70.0 million in RNG-related tax credits. Our Energy Asset Debt was $1.5 billion with an Energy Debt Advance rate of 74% on the Energy Asset Book Value. Our Adjusted Cash from Operations during the quarter was $49.6 million. Our 8-quarter rolling average Adjusted Cash from Operations was $46.9 million.

Outlook
“We are pleased to note that our business with the Federal Government is returning to a more normalized cadence, and while we continue to evaluate the industry changes brought about by the OBBB Act, we do not believe that these changes will have a material impact on Ameresco in the short term. With our strong first half results together with our visibility into the remainder of the year, we are pleased to reiterate our 2025 revenue and adjusted EBITDA guidance of $1.9 billion and $235 million at the midpoints of our ranges, respectively.”

Our 2025 guidance does not include the potential impact of a change in accounting principle related to sale-leaseback arrangements that continues to be assessed.

FY 2025 Guidance Ranges
Revenue	$1.85 billion	$1.95 billion
Gross Margin	15.5%	16.0%
Adjusted EBITDA	$225 million	$245 million
Depreciation & Amortization	$103 million	$105 million
Interest Expense & Other	$85 million	$90 million
Effective Tax Rate	(50)%	(35)%
Income Attributable to Non-Controlling Interest	$(5) million	$(8) million
Non-GAAP EPS	$0.70	$0.90

The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the impact of redeemable non-controlling interest activity, one-time charges, asset impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss second quarter 2025 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 2087771, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading energy solutions provider dedicated to helping customers reduce costs, enhance resilience, and decarbonize to net zero in the global energy transition. Our comprehensive portfolio includes implementing smart energy efficiency solutions, upgrading aging infrastructure, and developing, constructing, and operating distributed energy resources. As a trusted full-service partner, Ameresco shows the way by reducing energy use and delivering diversified generation solutions to Federal, state and local governments, utilities, educational and healthcare institutions, housing authorities, and commercial and industrial customers. Headquartered in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, backlog, pending agreements, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, interest rate, depreciation, tax attributes and capital investments, as well as statements about our financing plans, the impact of the OBBB Act, the impact of other policies and regulatory changes implemented by the new U.S. administration, supply chain disruptions, shortage and cost of materials and labor, and other macroeconomic and geopolitical challenges; the impact from a possible change in accounting principle; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; the fiscal health of the government and the risk of government shutdowns and reductions in the federal workforce; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements; the impact of macroeconomic challenges, weather related events and climate change; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges, tariffs and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on

Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,633	$108,516
Restricted cash	88,808	69,706
Accounts receivable, net	245,852	256,961
Accounts receivable retainage, net	47,826	39,843
Unbilled revenue	592,871	644,105
Inventory, net	12,389	11,556
Prepaid expenses and other current assets	182,885	145,906
Income tax receivable	2,868	1,685
Project development costs, net	25,298	22,856
Total current assets	1,280,430	1,301,134
Federal ESPC receivable	609,066	609,128
Property and equipment, net	10,775	11,040
Energy assets, net	2,041,247	1,915,311
Deferred income tax assets, net	70,794	56,523
Goodwill, net	69,443	66,305
Intangible assets, net	8,745	8,814
Right-of-use assets, net	77,181	80,149
Restricted cash, non-current portion	21,576	20,156
Other assets	106,023	89,948
Total assets	$4,295,280	$4,158,508

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$160,578	$149,363
Accounts payable	451,571	529,338
Accrued expenses and other current liabilities	105,305	107,293
Current portions of operating lease liabilities	7,616	10,536
Deferred revenue	96,448	91,734
Income taxes payable	557	744
Total current liabilities	822,075	889,008
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,661,839	1,483,900
Federal ESPC liabilities	550,631	555,396
Deferred income tax liabilities, net	2,178	2,223
Deferred grant income	5,682	6,436
Long-term operating lease liabilities, net of current portion	57,547	59,479
Other liabilities	122,914	114,454

	June 30,	December 31,
	2025	2024
Redeemable non-controlling interests, net	$1,543	$2,463
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,805,494 shares issued and 34,703,659 shares outstanding at June 30, 2025, 36,603,048 shares issued and 34,501,213 shares outstanding at December 31, 2024	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at June 30, 2025 and December 31, 2024	2	2
Additional paid-in capital	386,214	378,321
Retained earnings	659,888	652,561
Accumulated other comprehensive income (loss), net	240	(5,874)
Treasury stock, at cost, 2,101,835 shares at June 30, 2025 and December 31, 2024	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	1,034,559	1,013,225
Non-controlling interests	36,312	31,924
Total stockholders’ equity	1,070,871	1,045,149
Total liabilities, redeemable non-controlling interests and stockholders' equity	$4,295,280	$4,158,508

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$472,284	$437,982	$825,113	$736,388
Cost of revenues	398,926	372,813	699,836	624,226
Gross profit	73,358	65,169	125,277	112,162
Earnings from unconsolidated entities	150	10	411	565
Selling, general and administrative expenses	45,734	44,226	84,222	83,781
Operating income	27,774	20,953	41,466	28,946
Other expenses, net	15,156	15,759	33,266	29,930
Income (loss) before income taxes	12,618	5,194	8,200	(984)
Income tax benefit	(2,900)	—	(1,712)	—
Net income (loss)	15,518	5,194	9,912	(984)
Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(2,654)	(184)	(2,531)	3,057
Net income attributable to common shareholders	$12,864	$5,010	$7,381	$2,073
Net income per share attributable to common shareholders:
Basic	$0.24	$0.10	$0.14	$0.04
Diluted	$0.24	$0.09	$0.14	$0.04
Weighted average common shares outstanding:
Basic	52,638	52,355	52,591	52,322
Diluted	52,821	53,113	52,897	53,016

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$9,912	$(984)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation of energy assets, net	46,839	35,685
Depreciation of property and equipment	1,180	2,452
Increase in contingent consideration	71	—
Accretion of ARO liabilities	216	154
Amortization of debt discount and debt issuance costs	2,849	2,322
Amortization of intangible assets	1,120	1,076
Provision for credit losses	9	1,211
(Gain) loss on disposal of assets	(1,343)	382
Non-cash project revenue related to in-kind leases	(4,509)	(2,347)
Earnings from unconsolidated entities	(411)	(565)
Net gain from derivatives	(2,967)	(3,968)
Stock-based compensation expense	6,595	6,704
Deferred income taxes, net	(2,916)	687
Unrealized foreign exchange (gain) loss	(3,224)	1,027
Changes in operating assets and liabilities:
Accounts receivable	12,721	5,943
Accounts receivable retainage	(4,447)	(5,525)
Federal ESPC receivable	(36,661)	(85,788)
Inventory, net	(832)	1,153
Unbilled revenue	18,479	(27,779)
Prepaid expenses and other current assets	(17,241)	24,698
Income taxes receivable, net	(1,314)	21
Project development costs	(2,509)	(3,719)
Other assets	(4,472)	(3,118)
Accounts payable, accrued expenses and other current liabilities	(84,147)	72,777
Deferred revenue	7,207	46,969
Other liabilities	4,618	4,663
Cash flows from operating activities	(55,177)	74,131
Cash flows from investing activities:
Purchases of property and equipment	(569)	(2,066)
Capital investments in energy assets	(208,126)	(227,383)
Capital investments in major maintenance of energy assets	(10,080)	(10,527)
Proceeds from sale of investment tax credits	70,788	—
Net proceeds from equity method investments	—	12,956
Contributions to equity method investments	(24,074)	(6,192)
Acquisitions, net of cash received	(3,972)	—
Cash flows from investing activities	(176,033)	(233,212)
Cash flows from financing activities:
Payments on long-term corporate debt financings	(15,500)	(67,500)
Proceeds from long-term corporate debt financings	100,000	100,000
Payments on senior secured revolving credit facility, net	(32,000)	(34,900)
Proceeds from long-term energy asset debt financings	290,159	259,331
Payments on long-term energy asset debt and financing leases	(154,223)	(139,474)
Proceeds from termination of interest rate swaps	2,808	—
Payment on seller's promissory note	—	(29,441)
Payments of debt discount and debt issuance costs	(6,763)	(6,008)
Proceeds from Federal ESPC projects	35,415	120,128
Net (payments) proceeds from energy asset receivable financing arrangements	(207)	5,280
Proceeds from exercises of options and ESPP	1,298	1,494
Contributions from non-controlling interests	3,799	30,792

	Six Months Ended June 30,
	2025	2024
Distributions to non-controlling interest	(2,851)	(1,004)
Distributions to redeemable non-controlling interests, net	—	(263)
Cash flows from financing activities	221,935	238,435
Effect of exchange rate changes on cash	2,914	70
Net (decrease) increase in cash, cash equivalents, and restricted cash	(6,361)	79,424
Cash, cash equivalents, and restricted cash, beginning of period	198,378	153,676
Cash, cash equivalents, and restricted cash, end of period	$192,017	$233,100

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended June 30, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$4,933	$3,426	$2,647	$1,858	$12,864
Impact from redeemable non-controlling interests	—	(450)	—	—	(450)
Plus (less): Income tax provision (benefit)	415	(3,416)	54	47	(2,900)
Plus: Other expenses, net	4,814	9,722	249	371	15,156
Plus: Depreciation and amortization	977	23,803	260	159	25,199
Plus: Stock-based compensation	2,845	499	222	184	3,750
Plus: Contingent consideration, restructuring and other charges	2,311	203	15	(1)	2,528
Adjusted EBITDA	$16,295	$33,787	$3,447	$2,618	$56,147
Adjusted EBITDA margin	4.6%	53.7%	12.3%	11.2%	11.9%

	Three Months Ended June 30, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(2,485)	$2,892	$3,141	$1,462	$5,010
Plus: Other expenses, net	5,383	9,590	296	490	15,759
Plus: Depreciation and amortization	1,038	18,242	314	781	20,375
Plus: Stock-based compensation	2,799	441	212	226	3,678
Plus: Contingent consideration, restructuring and other charges	232	68	5	4	309
Adjusted EBITDA	$6,967	$31,233	$3,968	$2,963	$45,131
Adjusted EBITDA margin	2.1%	58.5%	15.2%	10.7%	10.3%

	Six Months Ended June 30, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income (loss) attributable to common shareholders	$5,326	$(2,458)	$3,380	$1,133	$7,381
Impact from redeemable non-controlling interests	—	(975)	—	—	(975)
Plus (less): Income tax provision (benefit)	1,262	(3,225)	138	113	(1,712)
Plus: Other expenses, net	8,967	22,853	607	839	33,266
Plus: Depreciation and amortization	1,941	46,345	539	314	49,139
Plus: Stock-based compensation	4,872	956	422	345	6,595
Plus: Contingent consideration, restructuring and other charges	2,663	397	23	5	3,088
Adjusted EBITDA	$25,031	$63,893	$5,109	$2,749	$96,782
Adjusted EBITDA margin	4.1%	53.4%	9.7%	6.4%	11.7%

	Six Months Ended June 30, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(8,450)	$2,396	$6,801	$1,326	$2,073
Impact from redeemable non-controlling interests	—	(2,855)	—	—	(2,855)
Plus: Other expenses, net	11,039	16,835	841	1,215	29,930
Plus: Depreciation and amortization	2,033	35,089	636	1,455	39,213
Plus: Stock-based compensation	4,871	879	469	485	6,704
Plus: Contingent consideration, restructuring and other charges	712	84	10	91	897
Adjusted EBITDA	$10,205	$52,428	$8,757	$4,572	$75,962
Adjusted EBITDA margin	1.9%	54.3%	17.0%	8.6%	10.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Non-GAAP net income (loss) and EPS:
Net income attributable to common shareholders	$12,864	$5,010	$7,381	$2,073
Adjustment for accretion of tax equity financing fees	(27)	(27)	(54)	(54)
Impact from redeemable non-controlling interests	(450)	—	(975)	(2,855)
Plus: Contingent consideration, restructuring and other charges	2,528	309	3,088	897
Less: Income tax effect of Non-GAAP adjustments	(657)	(80)	(657)	(233)
Non-GAAP net income (loss)	$14,258	$5,212	$8,783	$(172)

Diluted net income per common share	$0.24	$0.09	$0.14	$0.04
Effect of adjustments to net income (loss)	0.03	0.01	0.02	(0.04)
Non-GAAP EPS	$0.27	$0.10	$0.16	$—

Adjusted cash from operations:
Cash flows from operating activities	$(26,874)	$53,314	$(55,177)	$74,131
Plus: proceeds from sales of ITC	70,788	—	70,788	—
Plus: proceeds from Federal ESPC projects	5,684	100,547	35,415	120,128

Adjusted cash from operations	$49,598	$153,861	$51,026	$194,259

Other Financial Measures (Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
New contracts and awards:
New contracts	$177,132	$513,583	$510,866	$848,116
New awards (1)	$558,102	$715,601	$925,390	$1,055,399
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2025
	Low	High
Operating income (1)	$113 million	$132 million
Depreciation and amortization	$103 million	$105 million
Stock-based compensation	$14 million	$16 million
Restructuring and other charges	$(5) million	$(8) million
Adjusted EBITDA	$225 million	$245 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, stock-based compensation expense, impact from redeemable non-controlling interests, contingent consideration, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset and goodwill impairment, contingent consideration, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from ITC sales and proceeds from Federal ESPC projects. Cash received in payment of ITC sales are, as of our fiscal year 2025, treated as investing activities under GAAP. Federal ESPC projects are treated as a financing cash flows under GAAP. These cash flows, however, correspond to benefits generated by the underlying assets and projects. Thus, we believe that adjusting operating cash flow to include the cash generated from ITC sales and by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our operations.